MS PURCHASE ORDER NO.:____________

MICROSOFT CORPORATION

INDEPENDENT CONTRACTOR AGREEMENT

(NON-STANDARD)

This MICROSOFT CORPORATION INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into as of 11th day of August, 2003 (the "Effective Date"), by and between Microsoft Corporation, a corporation organized under the laws of the state of Washington, USA (“MICROSOFT”) and Smarte Solutions, Inc., a corporation organized under the laws of the state of Delaware (“SMARTE”) acting as an independent contractor ("SMARTE").

Recitals

WHEREAS, SMARTE is a developer and supplier of anti-piracy and copy protection technology;

WHEREAS, SMARTE and MICROSOFT previously entered into a License Agreement with an Effective Date of March 12, 2003, whereby SMARTE licensed to MICROSOFT its unique proprietary anti-piracy and copy protection technology to protect MICROSOFT software products;

WHEREAS, MICROSOFT and SMARTE desire to enter into this Agreement whereby SMARTE will certify and enable MICROSOFT named Replicators (as hereinafter defined) in the use of such anti-piracy and copy protection technology.

MICROSOFT and SMARTE agree as follows:

1.

DEFINITIONS

1.1.

Replicators. The group of replication company facilities listed by MICROSOFT in Attachment A to become SmarteCD Authorized Providers by completing SMARTE’s SmarteCD Authorized Provider Certification Program within the scope of this Agreement.

1.2.

SmarteCD Authorized Provider. A replication or duplication facility that has completed the SmarteCD Authorized Provider Certification Program and has a SmarteCD Provider Service Agreement in place with SMARTE to provide fulfillment services including the SmarteCD brand of media piracy management.

1.3.

SmarteCD. The cornerstone of SMARTE’s Piracy Management Suite. It enables software developers and content publishers to embed media protection capabilities within their products. SMARTE technology embeds an identifying signature within the content of each individual product CD resulting in technology that could help distinguish an original, properly licensed CD from a forgery.

1.4.

SmarteCD Encoder Plug-ins. Software-only interface solutions developed in concert by SMARTE and the three (3) Encoder/Verification Solution Providers (as hereinafter defined).  The plug-ins act as secure interfaces between Encoder products and replicator mastering, test, and verification equipment to allow production of the SmarteCD piracy managed media.

1.5.

SmarteSECURE. Provides companies who distribute products online (electronically distributed) and offline (distributed on CD media) with a security solution to help protect software, digital files, and related Intellectual Property (IP).

2.

WORK

2.1.

Description of WORK. “WORK” shall mean SMARTE’s management of the SmarteCD certification and enablement process.  All materials involved in the certification of the Replicators will either by transmitted electronically or shipped via a standard shipping service by SMARTE.  The certification services associated with the WORK shall be performed primarily at individual replication facilities.  Three (3) Encoder Solution Providers and Verification Solution Providers as identified in Attachment B (collectively, the “Encoder/Verification Solution Providers”) shall supply their respective SmarteCD Encoder/Verification Plug-ins to the Replicators and support such Replicators as required. Test Equipment Solution Providers, as identified in Attachment B (the “Test Equipment Solution Providers”), do not need to issue SmarteCD plug-ins to work with SmarteCD technology but will be available for objective support if required.  Quality Assurance functions will be performed at SMARTE’s facilities as part of the certification process.

0.2

Order Processing Procedures.  Upon receipt of the MICROSOFT Purchase Order, SMARTE will submit orders for the SmarteCD Encoder Plug-in to the Encoder/Verification Solution Providers in accordance with the needs of the Replicators. The Encoder/Verification Solution Providers will, in turn, deliver the requisite SmarteCD Encoder/Verification Plug-ins to the Replicators according to each facility’s hardware/software configuration. The Encoder/Verification Solution Providers will also support the installation and testing of the SmarteCD Encoder Plug-ins at each facilities.

0.3

Authorized Replication Notification of Supply Source. SMARTE shall request that the MICROSOFT representative send a note of introduction to each of the Replicators regarding the SmarteCD Authorized Provider Certification Program.

0.4

Authorized Replicator Requirements. To become SmarteCD Authorized Providers, the Replicators are required to complete the SmarteCD Authorized Provider Certification Program, as attached hereto and incorporated herein as Attachment C.

0.5

SMARTE Deliverables.

0.5.1

Each time SMARTE certifies a Replicator as a SmarteCD Authorized Provider, SMARTE will deliver to MICROSOFT:

·

Copies of certification test discs produced by the replication facility

·

A copy of the SmarteCD Authorized Provider Certificate issued by SMARTE to the replication facility

0.0.1

SMARTE shall provide MICROSOFT with periodic status updates via electronic mail regarding the completion of the services associated with the WORK.

0.1

Installation and Training. Encoder/Verification Solution Providers, in accordance with their respective agreement with the named Replicators, will provide any necessary installation and training support necessary for their SmarteCD Encoder Plug-ins.  SMARTE will provide any necessary support to facilitate the certification of the Replicators within the scope of the SmarteCD Authorized Provider Certification Program.

0.2

Delivery and Milestone Dates.  Both SMARTE and MICROSOFT shall agree upon mutually acceptable milestone dates for delivery of the WORK.  Such delivery dates shall be set forth in a jointly agreed schedule to be provided to MICROSOFT by SMARTE as part of the WORK.

1.

TERM

The term of this Agreement shall commence on the Effective Date and shall remain in effect until August 31, 2003, unless terminated earlier by MICROSOFT. The term of this Agreement can be extended beyond August 31, 2003 by mutual written consent between MICROSOT and SMARTE.

2.

PAYMENT

2.1.

Payment/Invoices.  As full and complete payment for the WORK, MICROSOFT agrees to pay SMARTE a total amount not to exceed <**>, payable in installments upon completion of certification of each of the Replicators, as more fully described by the fee schedule below:

WORK (or portion thereof)

Payment Amount (in US$)

Completion of Encoding and Verification

JVC – Alabama

<**>

Sonopress – North Carolina

<**>

Cinram – Indiana

<**>

Crest – California

<**>

Sonopress – Brazil

<**>

Sonopress – Ireland

<**>

Sonopress – Germany

<**>

MPO – Ireland

<**>

Technicolor – UK

<**>

Technicolor – Luxembourg

<**>

Datapulse – Singapore

<**>

Mediagate (Eastgate) – Singapore

<**>

Memory Tech – Japan

<**>

Subtotal:

<**>

Completion of Verification Only

Microsoft – Puerto Rico

 <**>

IPS – Singapore

 <**>

MMT – Korea

 <**>

Auvistar - Taiwan

 <**>

Subtotal:

 <**>

TOTAL:

<**>

4.2

Payment Terms. Upon receipt of a correct and undisputed invoice from SMARTE, MICROSOFT shall pay such invoice net thirty (30) days. All invoices shall include the Agreement contract number.

4.3

All payments due hereunder are conditioned on MICROSOFT’s written acceptance of the WORK.  SMARTE shall bear sole responsibility for all expenses incurred in connection with the performance of the WORK.

4.4

SMARTE shall supply to MICROSOFT an invoice (referencing this Agreement’s Contract Number), for all amounts due under this Agreement.  SMARTE will process invoices electronically via MS Invoice, and all invoices will be expressed in U.S. Dollars and contain sufficient detail to allow MICROSOFT to determine the accuracy of the amounts billed.  Payment will be made via ACH electronic payment to SMARTE’s financial institution as supplied to MICROSOFT via MICROSOFT’s ACH Electronic Payment Forms.  Payment will be deemed credited to the account of MICROSOFT when received by SMARTE’s financial institution.

5.

WORK

The services performed by SMARTE (the “WORK”) shall conform to and be delivered to MICROSOFT in accordance with the description and specifications set forth in Section 2 of this Agreement.  All WORK delivered must reference the Agreement Contract Number.  In the event that MICROSOFT desires to make changes to the WORK specifications and/or delivery schedule during the term of this Agreement, MICROSOFT shall so notify SMARTE, and both parties shall agree in writing on necessary adjustments, if any, to the other terms of this Agreement required to accommodate such changes.

6.

WARRANTIES

SMARTE warrants that:

6.1

SMARTE's performance of the WORK pursuant to this Agreement will not violate any agreement or obligation between SMARTE and a third party;

6.2

The anti-piracy technologies provided and services performed in connection with the WORK will not infringe any copyright, patent, trade secret, trademark, or other proprietary right held by any third party;

6.3

All services provided by SMARTE in connection with the WORK will be performed in a professional manner and shall be of a high grade, nature, and quality; and

6.4

The WORK performed by SMARTE under this Agreement will be in compliance with all applicable laws and regulations;

6.5

None of the written materials, if any, created or provided by SMARTE to MICROSOFT under this Agreement are subject to license terms that seek to require any MICROSOFT product, technology, service or documentation incorporating or derived from such written materials, or any MICROSOFT intellectual property, to be licensed to or shared with any third party.

7.

INDEMNITY

SMARTE agrees to indemnify, pay the defense costs of, and hold MICROSOFT and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including attorneys' fees) arising out of, or in connection with (i) any claim for bodily injury, death, or property damage to the extent caused by SMARTE in connection with the WORK, (ii) any claim that the anti-piracy technologies associated with the WORK infringe any copyright, patent, trade secret, trademark, or other legal right of any third party, or (iii) any other claim that, if true, would constitute a breach of SMARTE’s warranties set forth in Section 7 above.

8.

CONFIDENTIALITY

If MICROSOFT and SMARTE have entered into a MICROSOFT Non-Disclosure Agreement, MICROSOFT and SMARTE agree that the terms of such agreement shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein.  If MICROSOFT and SMARTE have not entered into a MICROSOFT Non-Disclosure Agreement, then SMARTE agrees that at all times during the term of this Agreement, and for five (5) years thereafter, SMARTE will hold in strictest confidence, and will not use or disclose to any third party, any confidential information of MICROSOFT.  The term "confidential information of MICROSOFT" shall mean all non-public information that MICROSOFT designates as being confidential, or which, under the circumstances of disclosure ought to be treated as confidential.  "Confidential information of MICROSOFT" includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased MICROSOFT software or hardware products, marketing or promotion of any MICROSOFT product, business policies or practices of MICROSOFT, customers or suppliers of MICROSOFT, or information received from others that MICROSOFT is obligated to treat as confidential.  If SMARTE has any questions as to what comprises such confidential information, SMARTE agrees to consult with MICROSOFT.  "Confidential information of MICROSOFT" shall not include information that was known to SMARTE prior to MICROSOFT's disclosure to SMARTE, or information that becomes publicly available through no fault of SMARTE.

9.

TERMINATION

MICROSOFT may terminate this Agreement and cancel SMARTE’s services hereunder at any time without cause and without further obligation to SMARTE except for payment due for services performed as well as payment for all non-rescindable obligations made by SMARTE to third parties; provided such third party expenses were approved by MICROSOFT or reasonably understood by MICROSOFT to be necessary for the WORK prior to the date of such termination.

10.

INSURANCE

SMARTE warrants that it shall maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law.  Without limiting the foregoing, SMARTE warrants that such insurance shall include the following lines of coverage (with minimum limits of $2,000,000 per occurrence) to the extent the Agreement creates exposures generally covered by these insurance policies:  Commercial General Liability (Occurrence Form), Automobile Liability, Workers’ Compensation (statutory limits), and Employer’s Liability.

In addition, if:

(a)

the WORK consists of, includes, or results in any intellectual property (including without limitation, material capable of being protected by copyright, trade secret, or trademark law); or

(b)

SMARTE’s performance of the WORK constitutes such professional consulting services as:

(i)

system development, design, or maintenance;

(ii)

technical support; or

(iii)

financial services (e.g., collections, and transaction authorization); or

(iv)

engages in any services considered “Professional Services”

SMARTE shall maintain Professional Liability and Errors & Omissions Liability Insurance with policy limits of not less than Five Million Dollars (US$5,000,000.00) each claim with a deductible of not more than Twenty-Five Thousand Dollars (US$25,000.00).  Such insurance shall include coverage for infringement of any proprietary right of any third party, including without limitation copyright, and trademark infringement as related to SMARTE's performance under this Agreement.  The Professional Liability and Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date.  SMARTE shall maintain an active policy, or purchase an extended reporting period providing coverage for claims first made and reported to the insurance company within two (2) years after MICROSOFT’s final payment related to this Agreement.  The E&O insurance shall apply only to claims, liabilities or damages (including legal fees) arising out of this Agreement.

Upon request, SMARTE shall deliver to MICROSOFT proof of such coverage.  In the event that SMARTE's proof evidences coverage which MICROSOFT reasonably determines to be less than that required to meet SMARTE’s obligations created by this Agreement, then SMARTE agrees that it shall promptly acquire such coverage and notify MICROSOFT in writing thereof.

11.

GENERAL

11.1

SMARTE agrees that upon termination of this Agreement, SMARTE will return to MICROSOFT all drawings, blueprints, notes, memoranda, specifications, designs, devices, documents and any other material containing or disclosing any confidential or proprietary information of MICROSOFT.  SMARTE will not retain any such materials without MICROSOFT's written approval.

11.2

SMARTE is an independent contractor for MICROSOFT.  Nothing in this Agreement shall be construed as creating an employer-employee relationship, as a guarantee of future employment, or as a limitation upon MICROSOFT's sole discretion to terminate this Agreement at any time without cause.  SMARTE further agrees to be responsible for all of SMARTE’s federal and state taxes, withholding, social security, insurance, and other benefits.  Upon request, SMARTE shall provide MICROSOFT with satisfactory proof of independent contractor status (including a valid State of Washington business license if SMARTE is a Washington resident).  SMARTE further warrants that in the event the Internal Revenue Service or any other state or local agency determines that SMARTE is a common law employee of MICROSOFT and therefore subject to withholding and payroll taxes (e.g. federal income tax, FICA, FUTA, etc.), SMARTE will fully indemnify MICROSOFT for all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against MICROSOFT in connection with such determination.  In the event taxes are required to be withheld on payments made hereunder by any U.S. (state or federal) or foreign government, MICROSOFT may deduct such taxes from the amount owed SMARTE and pay them to the appropriate taxing authority.  MICROSOFT shall in turn promptly secure and deliver to SMARTE an official receipt for any taxes withheld.  MICROSOFT will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

11.3

SMARTE is free to engage in other independent contracting activities, provided that SMARTE does not engage in any such activities which are inconsistent with any provisions hereof, or that so occupy SMARTE’s time as to interfere with the proper and efficient performance of SMARTE’'s services hereunder.  If the WORK is performed by individuals on MICROSOFT owned or MICROSOFT leased property, SMARTE warrants that such individuals have not been convicted of a felony as an adult within the last seven (7) years.

11.4

This Agreement may not be assigned by either party without prior written consent of the other.

11.5

SMARTE agrees that MICROSOFT will not be responsible for loss of or damage to any personal property located on MICROSOFT premises belonging to SMARTE.

11.6

This Agreement shall be governed by the laws of the State of Washington and SMARTE consents to jurisdiction and venue in the state and federal courts in King County, Washington.  In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees.

11.7

This Agreement does not constitute an offer by MICROSOFT and it shall not be effective until signed by both parties.  This Agreement constitutes the entire agreement between parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.  It shall not be modified except by a written agreement signed by SMARTE and MICROSOFT by their duly authorized representatives.

MICROSOFT CORPORATION One MICROSOFT Way Redmond, WA 98052 By:/s/ SHANE S. KIM (Authorized Signature) Name: Shane S. Kim Title: General Manager Date:8/13/2003	SMARTE SOLUTIONS, INC. 611 South Congress Avenue, Suite 350 Austin, TX 78704 By:/s/ NIMESH PORBANDARWALLA (Authorized Signature) Name: Nimesh Porbandarwalla Title: Program Manager Date:8/12/2003